FOR IMMEDIATE RELEASE

Prologis Reports First Quarter 2025 Results

Strong execution amid uncertainty

SAN FRANCISCO (April 16, 2025) – Prologis, Inc. (NYSE: PLD) today announced the following results for the quarter ended March 31, 2025, as compared to the corresponding period in 2024:

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Net earnings per diluted share was $0.63, unchanged.
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Core funds from operations (Core FFO)* per diluted share was $1.42 and increased 10.9%.
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Core FFO, excluding Net Promote Income (Expense)* per diluted share was $1.43 and increased 9.2%.

“We delivered exceptional results this quarter—signing leases totaling 58 million square feet, breaking ground on new build-to-suits with strategic customers and expanding our power capacity to support the growing demand for data centers,” said Dan Letter, president of Prologis.

Hamid R. Moghadam, co-founder and CEO of Prologis, commented: “In the near term, policy uncertainty is making customers more cautious. But over the long term, limited new supply and high construction costs support continued rent growth. We’re confident in the strength and resilience of our business.”

“We operate with a fortress balance sheet and ample liquidity to navigate any environment,” noted Timothy D. Arndt, chief financial officer of Prologis. “We’re ready to move quickly as opportunities emerge.”

OPERATING PERFORMANCE

Owned & Managed	1Q25
Average Occupancy	94.9%
Leases Commenced (Operating and Development Portfolio)	65.1MSF
Retention	72.9%

Prologis Share	1Q25
Average Occupancy	94.8%
Cash Same Store NOI*	6.2%
Net Effective Rent Change	53.7%
Cash Rent Change	32.1%

DEPLOYMENT ACTIVITY

Prologis Share	1Q25
Acquisitions	$811M
Weighted avg stabilized cap rate (excluding other real estate)	4.2%
Development Stabilizations	$925M
Estimated weighted avg yield	6.9%
Estimated weighted avg margin	26.0%

Estimated value creation	$240M
% Build-to-suit	64.5%
Development Starts	$646M
Estimated weighted avg yield	6.6%
Estimated weighted avg margin	17.9%
Estimated value creation	$115M
% Build-to-suit	78.0%
Total Dispositions and Contributions	$118M
Weighted avg stabilized cap rate (excluding land and other real estate)	4.0%

BALANCE SHEET STRENGTH & LIQUIDITY

During the quarter, the company:

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Issued, together with its co-investment ventures, an aggregate of $549 million of debt at a weighted average interest rate of 4.1% and a weighted average term of 8.0 years.

As of quarter-end:

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Total available liquidity was approximately $6.5 billion.
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Debt-to-EBITDA was 4.9x and debt as a percentage of total market capitalization was 25.7%.
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The weighted average interest rate on the company’s share of total debt was 3.2%, with a weighted average term of 8.7 years.
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Forecasted earnings for 2025, 2026 and 2027 are 99%, 98% and 96%, respectively, in USD or hedged through derivative contracts and 96% of Prologis’ equity was in USD.

2025 GUIDANCE

Prologis’ guidance for net earnings is included in the table below as well as guidance for Core FFO*, which are reconciled in our supplemental information.

2025 GUIDANCE

Earnings (per diluted share) Previous Current

Net earnings attributable to common stockholders	$3.45 to $3.70	$3.45 to $3.70
Core FFO attributable to common stockholders/unitholders*	$5.65 to $5.81	$5.65 to $5.81
Core FFO attributable to common stockholders/unitholders, excluding Net Promote Income (Expense)*	$5.70 to $5.86	$5.70 to $5.86

Operations - Prologis Share

Average occupancy	94.50% to 95.50%	94.50% to 95.50%
Cash Same Store NOI*	4.00% to 5.00%	4.00% to 5.00%
Net Effective Same Store NOI*	3.50% to 4.50%	3.50% to 4.50%

Strategic Capital (in millions)

Strategic Capital revenue, excluding promote revenue	$560 to $580	$560 to $580
Net Promote Income (Expense)[1]	$(50)	$(50)

G&A (in millions) Previous Current

General & administrative expenses	$440 to $460	$450 to $470

Capital Deployment - Prologis Share (in millions)

Development stabilizations	$2,250 to $2,750	$1,900 to $2,300
Development starts	$2,250 to $2,750	$1,500 to $2,000
Acquisitions	$750 to $1,250	$750 to $1,250
Contributions	$1,500 to $2,000	$150 to $500
Dispositions	$1,000 to $1,500	$250 to $500
Realized development gains	$450 to $600	$100 to $250

1.
Net promote expense relates to amortization of stock compensation issued to employees related to promote income recognized in prior periods.
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This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

The earnings guidance described above includes potential gains recognized from real estate transactions but excludes any future or potential foreign currency or derivative gains or losses as our guidance assumes constant foreign currency rates. In reconciling from net earnings to Core FFO*, Prologis makes certain adjustments, including but not limited to real estate depreciation and amortization expense, gains (losses) recognized from real estate transactions and early extinguishment of debt, impairment charges, deferred taxes and unrealized gains or losses on foreign currency or derivative activity. The difference between the company's Core FFO* and net earnings guidance relates predominantly to these items. Please refer to our quarterly Supplemental Information, which is available on our Investor Relations website at https://ir.prologis.com and on the SEC’s website at www.sec.gov for a definition of Core FFO* and other non-GAAP measures used by Prologis, along with reconciliations of these items to the closest GAAP measure for our results and guidance.

April 16, 2025, CALL DETAILS
The call will take place on Wednesday, April 16, 2025, at 9:00 a.m. PT/12:00 p.m. ET. To access a live broadcast of the call, please dial +1 (877) 897-2615 (toll-free from the United States and Canada) or +1 (201) 689-8514 (from all other countries). A live webcast can be accessed from the Investor Relations section of www.prologis.com.

A telephonic replay will be available April 16 – April 30 at +1 (877) 660-6853 (from the United States and Canada) or +1 (201) 612-7415 (from all other countries) using access code 13750493. The webcast replay will be posted in the Investor Relations section of www.prologis.com under “Events & Presentations.”

ABOUT PROLOGIS
The world runs on logistics. At Prologis, we don't just lead the industry, we define it. We create the intelligent infrastructure that powers global commerce, seamlessly connecting the digital and physical worlds. From agile supply chains to clean energy solutions, our ecosystems help your business move faster, operate smarter and grow sustainably. With unmatched scale, innovation and expertise, Prologis is a category of one–not just shaping the future of logistics but building what comes next. Learn more at Prologis.com.

FORWARD-LOOKING STATEMENTS

The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate as well as management's beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," and "estimates" including variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future—including statements relating to rent and occupancy growth, acquisition and development activity, contribution and disposition activity, general conditions in the geographic areas where we operate, expectations regarding new lines of business, our debt, capital structure and financial position, our ability to earn revenues from co-investment ventures, form new co-investment ventures and the availability of capital in existing or new co-investment ventures—are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) international, national, regional and local economic and political climates and conditions; (ii) changes in global financial markets, interest rates and foreign currency exchange rates; (iii) increased or unanticipated competition for our properties; (iv) risks associated with acquisitions, dispositions and development of properties, including the integration of the operations of significant real estate portfolios; (v) maintenance of Real Estate Investment Trust status, tax structuring and changes in income tax laws and rates; (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings; (vii) risks related to our investments in our co-investment ventures, including our ability to establish new co-investment ventures; (viii) risks of doing business internationally, including currency risks; (ix) environmental uncertainties, including risks of natural disasters; (x) risks related to global pandemics; and (xi) those additional factors discussed in reports filed with the Securities and Exchange Commission by us under the heading "Risk Factors." We undertake no duty to update any forward-looking statements appearing in this document except as may be required by law.

CONTACTS

Investors: Prologis Investor Relations

Media: Prologis Corporate Communications